WASHINGTON FEDERAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

Exhibit 99.1

	Quarter Ended March 31,		Six Months Ended March 31,	
	2013	2012	**2013**	2012
	(In thousands, except per share data)			
INTEREST INCOME				
Loans & covered assets	**$ 112,879**	$ 123,772	**$ 229,722**	$ 251,251
Mortgage-backed securities	**10,642**	28,682	**22,374**	54,978
Investment securities and cash equivalents	**2,984**	2,127	**5,717**	4,278
	126,505	154,581	**257,813**	310,507
INTEREST EXPENSE				
Customer accounts	**16,695**	22,016	**35,466**	45,965
FHLB advances and other borrowings	**16,787**	27,963	**33,890**	56,226
	33,482	49,979	**69,356**	102,191
Net interest income	**93,023**	104,602	**188,457**	208,316
Provision for loan losses	**-**	18,000	**3,600**	29,210
Net interest income after provision for loan losses	**93,023**	86,602	**184,857**	179,106
OTHER INCOME				
Other	**6,046**	5,028	**11,003**	9,674
	6,046	5,028	**11,003**	9,674
OTHER EXPENSE				
Compensation and benefits	**23,077**	20,185	**44,149**	38,860
Occupancy	**4,825**	4,094	**9,272**	8,025
FDIC premiums	**3,107**	4,350	**6,450**	8,543
Other	**10,155**	8,183	**19,591**	15,749
	41,164	36,812	**79,462**	71,177
Gain (loss) on real estate acquired through foreclosure, net	**(4,003)**	(1,582)	**(7,322)**	(12,151)
Income before income taxes	**53,902**	53,236	**109,076**	105,452
Income taxes provision	**17,924**	19,165	**37,816**	37,963
NET INCOME	**$ 35,978**	$ 34,071	**$ 71,260**	$ 67,489
PER SHARE DATA				
Basic earnings	**$ .34**	$ .32	**$ .67**	$ .63
Diluted earnings	**.34**	.32	**.67**	.63
Cash Dividends per share	**.09**	.08	**.17**	.16
Basic weighted average number of shares outstanding	**105,206,491**	107,198,829	**105,606,688**	107,523,686
Diluted weighted average number of shares outstanding, including dilutive stock options	**105,258,240**	107,237,972	**105,655,770**	107,549,396
PERFORMANCE RATIOS				
Return on average assets	**1.10%**	1.00%	**1.11%**	.99%
Return on average common equity	**7.49%**	7.12%	**7.45%**	7.07%

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